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                                                                      EXHIBIT 11





                           THE WASHINGTON POST COMPANY
                                AND SUBSIDIARIES

                CALCULATION OF EARNINGS PER SHARE OF COMMON STOCK
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                    Fiscal Year
                                                    -------------------------------------------

Weighted average shares outstanding                    1999             1998             1997
                                                    ---------        ---------        ---------
         Class A Common
         Class B Common (excluding shares               1,739            1,739            1,754
                  issuable upon exercise of
                  stock options - accounted
                  for below)
                                                        8,322            8,348            8,946
                                                    ---------        ---------        ---------
Shares used in computation of basic
         earnings per share                            10,061           10,087           10,700

Add - Shares assumed issuable upon
         exercise of stock options                        122              185              172
Deduct - Shares assumed to be
         purchased for Treasury with proceeds
         from exercise of stock options                  (101)            (143)            (139)
                                                    ---------        ---------        ---------

Shares used in computation of
         diluted earnings per common share             10,082           10,129           10,733
                                                    =========        =========        =========

Net income available for common shares              $ 224,835        $ 416,303        $ 280,618
                                                    =========        =========        =========

Basic earnings per common share                     $   22.35        $   41.27        $   26.23
                                                    =========        =========        =========
Diluted earnings per common share                   $   22.30        $   41.10        $   26.15
                                                    =========        =========        =========